The report accompanying these financial statements was issued by BDO USA, P.C., a Virginia professional corporation and the U.S. member of BDO International Limited, a UK company limited by guarantee. TerraSource Holdings, LLC and Subsidiaries Consolidated Financial Statements Year Ended December 31, 2024

TerraSource Holdings, LLC and Subsidiaries Consolidated Financial Statements Year Ended December 31, 2024

TerraSource Holdings, LLC and Subsidiaries Contents Independent Auditor’s Report 3-4 Consolidated Financial Statements Consolidated Balance Sheet 5-6 Consolidated Statement of Operations and Comprehensive Income 7 Consolidated Statement of Changes in Members’ Equity 8 Consolidated Statement of Cash Flows 9 Notes to Consolidated Financial Statements 10-28

BDO USA refers to BDO USA, P.C., a Virginia professional corporation, also doing business in certain jurisdictions with an alternative identifying abbreviation, such as Corp. or P.S.C. BDO USA, P.C. is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms. BDO is the brand name for the BDO network and for each of the BDO Member Firms. 300 Spruce Street, Suite 100 Columbus, OH 43215 Tel: 614-488-3126 Fax: 614-488-0095 www.bdo.com 3 Independent Auditor’s Report Members TerraSource Holdings, LLC and Subsidiaries Saint Louis, MO Opinion We have audited the consolidated financial statements of TerraSource Holdings, LLC and Subsidiaries (the Company), which comprise the consolidated balance sheet as of December 31, 2024, and the related consolidated statements of operations and comprehensive income, changes in members’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements. In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America. Basis for Opinion We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Responsibilities of Management for the Financial Statement Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error. In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.

4 Auditor’s Responsibilities for the Audit of the Financial Statements Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements. In performing an audit in accordance with GAAS, we: • Exercise professional judgment and maintain professional skepticism throughout the audit. • Identify and assess the risks of material misstatement of the consolidated financial statement, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statement. • Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed. • Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements. • Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time. We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit. Columbus, Ohio September 9, 2025

Consolidated Financial Statements

December 31, 2024 Assets Current Assets Cash and cash equivalents $ 2,349,819 Accounts receivable, net 21,707,803 Contract assets 8,661,107 Inventories, net 37,274,020 Prepaid expenses and other current assets 4,884,122 Total Current Assets 74,876,871 Property and Equipment, net 18,853,994 Other Assets Restricted cash 187,271 Intangible assets, net 18,186,395 Goodwill 26,241,565 Right-of-use assets, net - operating leases 6,571,611 Right-of-use assets, net - financing leases 83,191 Total Other Assets 51,270,033 Total Assets $ 145,000,898 TerraSource Holdings, LLC and Subsidiaries Consolidated Balance Sheet See accompanying notes to the consolidated financial statements. 5

December 31, 2024 Liabilities and Members' Equity Current Liabilities Accounts payable $ 13,955,378 Accrued liabilities 9,032,849 Accrued payroll and payroll related expenses 3,975,584 Customer deposits 7,379,787 Contract liabilities 287,963 Line of credit 14,562,706 Notes payable - current portion 3,439,356 Operating lease liabilities - current portion 1,816,193 Finance lease liabilities - current portion 20,937 Total Current Liabilities 54,470,753 Long-Term Liabilities Notes payable, less current portion 17,068,460 Seller note - Related party 31,928,354 Operating lease liabilities, less current portion 4,954,563 Finance lease liabilities, net of current portion 62,937 Deferred tax liabilities 500,458 Total Long-Term Liabilities 54,514,772 Members' Equity Members' equity 36,278,783 Accumulated other comprehensive loss, net of tax (263,410) Total Members' Equity 36,015,373 Total Liabilities and Members' Equity $ 145,000,898 TerraSource Holdings, LLC and Subsidiaries Consolidated Balance Sheet See accompanying notes to the consolidated financial statements. 6

December 31, Year Ended 2024 Revenues, net $ 164,262,800 Cost of Revenues (exclusive of depreciation and amortization) 98,266,352 Gross Margin 65,996,448 Operating Expenses Salaries, wages and benefits 18,079,660 General, administrative and other 25,151,656 Depreciation and amortization 3,407,102 Total Operating Expenses 46,638,418 Operating Income 19,358,030 Other (Expense)/ Income Interest expense (5,548,155) Foreign currency gain, net 73,133 Other expense, net (578,801) Total Other Expense, net (6,053,823) Income before provision for income taxes 13,304,207 Income tax expense 4,595,664 Net Income $ 8,708,543 Other Comprehensive Loss, Net of Tax: Foreign currency translation adjustment (278,201) Comprehensive Income $ 8,430,342 See accompanying notes to the consolidated financial statements. TerraSource Holdings, LLC and Subsidiaries Consolidated Statement of Operations and Comprehensive Income 7

Accumulated Other Total Comprehensive Members' Members' Equity Income (Loss) Equity Balances, January 1, 2024 $ 31,644,906 $ 14,791 $ 31,659,697 Distributions (4,074,666) - (4,074,666) Foreign currency translation - (278,201) (278,201) Net income 8,708,543 - 8,708,543 Balances, December 31, 2024 $ 36,278,783 $ (263,410) $ 36,015,373 TerraSource Holdings, LLC and Subsidiaries Consolidated Statement of Changes in Members' Equity Year Ended December 31, 2024 See accompanying notes to the consolidated financial statements. 8

December 31, Year Ended 2024 Cash Flows From Operating Activities: Net income $ 8,708,543 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 3,407,102 Bad debt expense 61,260 Deferred income taxes 553,103 Accrual of interest on note payable 3,098,624 (Increase) decrease in: Accounts receivable 2,101,912 Contract assets (4,440,023) Inventories, net (2,444,221) Prepaid expenses and other current assets (2,538,586) Right of Use Assets - Operating leases 1,395,802 Right of Use Assets - Finance leases 6,692 Increase (decrease) in: Accounts payable and accrued liabilities 6,782,578 Accrued payroll and payroll related expenses (1,996,026) Customer deposits and contract liabilities (6,352,588) Operating lease liabilities (1,416,419) Finance lease liabilities 860 Net Cash Provided By Operating Activities 6,928,613 Cash Flows From Investing Activities Purchases of property and equipment (1,418,490) Cash paid for business acquisition (13,009,242) Net Cash Used In Investing Activities (14,427,732) Cash Flows From Financing Activities Line of credit proceeds 68,505,532 Line of credit repayments (62,484,089) Principal payments on finance leases (6,869) Proceeds from notes payable 7,550,842 Principal repayments on notes payable (2,752,459) Distributions to stockholders (4,074,666) Net Cash Provided by Financing Activities 6,738,291 Effect of Exchange Rate Changes on Cash (278,201) Net Decrease in Cash, Cash Equivalents, and Restricted Cash (1,039,029) Cash, Cash Equivalents, and Restricted Cash - Beginning of Year 3,576,119 Cash, Cash Equivalents, and Restricted Cash - End of Year $ 2,537,090 Classification of Cash and Cash Equivalents Cash and cash equivalents $ 2,349,819 Restricted cash 187,271 Total Cash, Cash Equivalents, and Restricted Cash $ 2,537,090 Supplemental Disclosure of Non-cash Financing and Investing Information: Seller note issued in connection with the acquisition of PIW (See Note 3) $ 5,500,000 Purchases of property and equipment financed through notes payable $ 679,284 Supplemental Disclosures: Cash paid for interest $ 2,160,659 Cash paid for income taxes $ 1,465,000 See accompanying notes to the consolidated financial statements. TerraSource Holdings, LLC and Subsidiaries Consolidated Statement of Cash Flows 9

TerraSource Holdings, LLC and Subsidiaries Notes to the Consolidated Financial Statements 10 1. Nature and Scope of Business TerraSource Holdings, LLC (the Company) is a holding company for wholly owned subsidiary TerraSource Global Corporation (TSGC) and Elgin Power and Separation Solutions (Elgin). TSGC is the sole owner of Jeffrey Radar Canada Company (JR Canada), Jeffrey Radar AB (JR Sweden), TerraSource China (TS China). TSGC manufactures equipment including crushers, feeders, separators, sizers, and waste management solutions. Elgin operates a diversified group of middle- market equipment manufacturing businesses supplying custom-designed, highly engineered products used by a wide variety of customers in the industrial equipment, mining, mineral processing and electric utility, liquid/solid separation and dewatering industries primarily within the United States of America and certain international markets. Elgin is the sole owner of Norris Screen and Manufacturing, LLC, Tabor Machine Company, LLC, Elgin Separation Solutions Industrials, LLC, CMI/CSI LLC. During May 2024, the Company acquired the assets of Peninsula Iron Works, an Oregon corporation through its new formed entity PIW TSG, LLC (PIW). PIW provides refurbishing, rebuilding, and parts manufacturing for capital equipment and large assemblies across the mining, metal products/fabrication, steel recycling/making, as well as building products and industrial equipment industries. 2. Summary of Significant Accounting Policies Principles of Consolidation The consolidated financial statements are on the accrual basis of accounting and include the accounts of the Company, TSGC, PIW, Elgin, and their subsidiaries. All intercompany accounts and transactions have been eliminated in the consolidated financial statements. Use of Estimates The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Cash and Cash Equivalents All highly liquid instruments with an original maturity of three months or less at the time of purchase are classified as cash and cash equivalents. Accounts Receivable Trade receivables are carried at their estimated collectible amounts. Trade credit is generally extended on a short-term basis; thus trade receivables do not bear interest, although a finance charge may be applied to such receivables that are more than 90 days past due.

TerraSource Holdings, LLC and Subsidiaries Notes to the Consolidated Financial Statements 11 Allowance for Credit Losses Receivables are stated at their estimated collectible amounts and comprise amounts billed and currently due from customers. The Company extends credit to customers in the normal course of business. Collections from customers are continuously monitored and an allowance for credit losses is maintained based on historical experience adjusted for current conditions and reasonable forecasts taking into account geographical and industry-specific economic factors. The Company also considers any specific customer collection issues. Since the Company’s trade receivables are largely similar, the Company evaluates its allowance for credit losses as one portfolio segment. At origination, the Company evaluates credit risk based on a variety of credit quality factors including prior payment experience, customer financial information, credit ratings, probabilities of default, industry trends and other internal metrics. On a continuing basis, data for each major customer is regularly reviewed based on past-due status to evaluate the adequacy of the allowance for credit losses; actual write-offs are charged against the allowance. As of December 31, 2024, the allowance for credit losses was approximately $1,510,000. Inventories Inventories are stated at the lower of standard cost (which approximates the first-in, first-out method) or net realizable value, except as follows. Elgin inventories are stated at the lower of average cost or net realizable value. PIW inventory acquired on May 31, 2024, was stated at fair value at that time. After May 31, 2024, PIW inventories are stated at the lower of cost or net realizable value, cost is determined using the first-in, first-out (FIFO) method. Inventory items are evaluated by management for obsolescence. An inventory reserve, based on certain characteristics evaluated by management, is evaluated on an annual basis and inventory is adjusted to its net realizable value. As of December 31, 2024, the inventory reserve was $4,364,879. Property and Equipment Property and equipment are stated at cost, with the exception of property and equipment for PIW acquired on May 31, 2024, which were stated at fair value at that time. Depreciation on property and equipment is calculated on the straight-line method over the estimated useful lives of the assets. Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed. Assets purchased, but not placed in service, are capitalized and depreciation or amortization is not computed until the asset is placed in service. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income, in the period that they occur. The estimated useful lives used to depreciate property and equipment are as follows: Building and improvements 4-26 years Computer software and equipment 1-3 years Furniture and fixtures 4-6 years Machinery and equipment 3-15 years Vehicles 1-3 years

TerraSource Holdings, LLC and Subsidiaries Notes to the Consolidated Financial Statements 12 Impairment of Long-Lived Assets The Company reviews the recoverability of long-lived assets, including property and equipment, when events or changes in circumstances occur that indicate the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on the ability to recover the carrying value of the asset from the expected future undiscounted cash flows. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. The measurement of impairment requires management to make estimates of future cash flows related to long-lived assets, as well as other fair value determinations. Management has determined that no impairment existed as of December 31, 2024. Goodwill and Intangible Assets Goodwill represents the excess of the purchase price over fair value of net assets acquired in a business combination. Goodwill is not subject to amortization but instead is reviewed for impairment at least annually, or upon the occurrence of a triggering event, and the Company is required to record any necessary impairment adjustments. When testing goodwill for impairment, the Company first assesses the qualitative factors to determine whether it is “more likely than not” that the fair value of the Company is less than its carrying amount. Alternatively, the Company may proceed immediately to comparing the fair value of the Company to its carrying value. If it is determined that it is “more likely than not” that the fair value of the Company is less than its carrying value, a one-step impairment test will be applied to goodwill whereby impairment will be recognized equal to the excess of the Company’s carrying amount over its fair value, not to exceed the carrying amount of goodwill. When performing a quantitative analysis, the Company estimates fair value using market information (market approach) and cash flow projections (income approach). The income approach uses the Company’s projection of estimated operating results and cash flows that is discounted using a weighted-average cost of capital that reflects market conditions. The projection uses management’s best estimates of projected revenue, costs and cash expenditures, including an estimate of new restaurant openings and related capital expenditures. Other significant estimates include terminal growth rates and working capital requirements. The Company performed a qualitative assessment as of December 31, 2024, and determined that no goodwill impairment was necessary. Purchased intangible assets that have finite lives are amortized over their useful lives. The Company’s acquired technology and trademarks are being amortized over a period of 5-25 years. The carrying value of definite life intangible assets are reviewed for impairment whenever events or changes in circumstances indicate the amount of the asset may not be recoverable. Management determined that no impairment was required for the period ended December 31, 2024. Income Taxes The Company is a limited liability company and is therefore not liable for US federal corporation income taxes. Instead, the members are liable for individual income taxes on their interests of the Company’s taxable income. However, TSGC is a domestic C-Corporation and is subject to federal, state and local income taxes. In addition, certain of TSGC’s foreign subsidiaries and an Elgin subsidiary and are subject to foreign income taxes.

TerraSource Holdings, LLC and Subsidiaries Notes to the Consolidated Financial Statements 13 Income tax expense only includes current and deferred taxes applicable to the income attributable to TSGC and these foreign subsidiaries subject to income taxes. The provision for current income taxes in the accompanying financial statements is provided for the amounts estimated to be payable on tax returns for the current year. Deferred tax assets and liabilities are recognized for the tax effects of differences between the financial statement and the tax basis of assets and liabilities. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that a deferred tax asset will not be realized. The Company accounts for uncertainty in income taxes in its consolidated financial statements as required under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 740, Income Taxes. The standard prescribes a recognition threshold and measurement attribute for the consolidated financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The standard also provides guidance on de- recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition accounting. Management determined there were no material uncertain positions taken by the Company in its tax returns. Revenue and Cost Recognition Nature and Scope The Company manufactures custom size reduction and complementary machinery serving a broad range of industries. Due to the nature of the products being sold, revenue may be recognized over- time or at a point-in-time, depending on when the Company has determined that control of its products passes to the customer. The Company recognizes revenues for sales under its capital machinery products line over-time given that sales under this stream are customized to specific customer inputs. The Company has concluded the over-time revenue recognition is appropriate for sales within these categories due to the continuous transfer of control to the customer and that the customer controls the asset as it is created or enhanced. These contracts are treated as a single performance obligation since it is providing a significant service of integrating components into the single end product. Revenues recognized over-time use a cost-based input method, which uses actual costs incurred relative to total estimated contract costs to determine, as a percentage, progress toward contract completion. This percentage is applied to the transaction price to determine the amount of revenue to recognize. Contract costs include all direct labor, material, and other direct and indirect project costs related to contract performance. Costs incurred that do not contribute to satisfying performance obligations are excluded from the cost input calculation as these amounts are not reflective of transferring control to the customer or progress completed to date. The Company believes the cost-based input method is the most accurate depiction of performance because it directly measures the value of the services transferred to the customer. When it is probable that total contract costs will exceed total contract revenues, a provision for the estimated expected loss is recorded. Customer contracts generally do not include more than one performance obligation. The transaction price is the amount of consideration to which the Company expects to be entitled in exchange for transferring goods and services to the customer. Revenue is recorded based on the transaction price, which includes fixed consideration and estimates of variable consideration such as early payment discounts, rights of return, and certain deductions of sales price or penalty payments owed

TerraSource Holdings, LLC and Subsidiaries Notes to the Consolidated Financial Statements 14 to the customer in the event delivery dates are not met. Variable consideration is treated as a reduction of revenue when the product revenue is recorded. The Company uses the most likely amount method to determine the variable consideration. The Company believes there will not be significant changes to estimates of variable consideration when any related uncertainties are resolved with customers. The Company reviews and updates its estimates and related accruals of variable consideration each period based on the terms of the contracts, historical experience, and any recent changes in the market. Any uncertainties in the ultimate resolution of variable consideration due to factors outside of the Company’s influence are typically resolved in a short timeframe therefore not requiring any additional constraint on variable consideration. The Company recognizes revenues for sales of equipment such as vertical centrifuges, horizontal centrifuges, decanter centrifuges, cyclonic separators, shakers and screens, and sale of parts at a point-in-time when control and the risk and rewards of ownership have passed to the customer. These products include standard parts and products that do not require significant customization efforts. Management has performed an assessment of control indicators and concluded that control for these types of products is generally transferred upon shipment of the product to the customer. Service and other revenue is recognized as services are performed, which is typically at a point-in- time. For all product types, the Company has concluded that shipping and handling costs are a fulfillment activity and do not represent an additional performance obligation and have been included as expense in the accompanying consolidated statement of operations. Contract Estimates Due to the nature of its performance obligations, the estimation of total revenue and cost at completion is subject to many variables and requires significant judgment. Management must make assumptions and estimates regarding labor productivity and availability, the complexity of the work to be performed, the cost and availability of materials and the availability and timing of funding from the customer, among other variables. As a significant change in one or more of these estimates could affect the profitability of contracts, the Company reviews and updates contract-related estimates regularly through a review process in which management reviews the progress and execution of performance obligations and the estimated cost at completion. As part of this process, management reviews information including, but not limited to, any outstanding key contract matters, progress toward completion and the related program schedule, and the related changes in estimates of revenues and costs. The Company recognizes adjustments in estimated profit on contracts under the cumulative catch- up method. Under this method, the impact of the adjustment on profit recorded to date is recognized in the period in which the adjustment is identified. Revenue and profit in future periods of contract performance is recognized using the adjusted estimate. Contract Assets and Liabilities For revenues recognized over-time, the timing of revenue recognition may differ from the timing of invoicing to customers based upon the Company’s billing practices. In these instances, the Company records a contract asset (unbilled receivables) when revenue is recognized prior to invoicing, or a contract liability (deferred revenue) when revenue is recognized subsequent to invoicing or cash is collected in the form of a deposit. Contract assets therefore include unbilled amounts where

TerraSource Holdings, LLC and Subsidiaries Notes to the Consolidated Financial Statements 15 revenues that have been recognized over-time under the cost based input method, exceed the amount of invoices that have been sent to the customer. Contract liabilities consist of advance payments and billings in excess of revenues recognized under the cost based input method. For instances where the Company collects upfront payments prior to performing work on a contract or prior to shipping the good, a liability is recorded in the form of a customer deposit. Advance deposits are not considered a significant financing component as the Company expects to recognize those amounts in revenue within a year of the receipt as progress or fulfillment of the performance obligation performed. All contract assets, contract liabilities and customer deposits are recorded as current in the accompanying consolidated balance sheet as the corresponding contracts associated with the assets and liabilities are less than one year in duration. The Company pays internal and external sales associates commissions based on sales of products and services that therefore represent costs incurred to obtain contracts with its customers. The Company has elected to expense costs attributable to sales commissions given that the amortization period of the commissions would be less than one year. Total sales commissions for the year ended December 31, 2024 was approximately $4,458,000. Pursuant to disclosure requirements of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 606, the Company had the following contract assets and liabilities included in its consolidated balance sheets: December 31, 2024 January 1, 2024 Accounts receivable, net $ 21,707,803 $ 22,148,788 Contract assets 8,661,107 4,221,084 Contract liabilities 287,963 3,974,547 Customer deposits 7,379,787 9,968,066 Product Warranties The Company does not offer warranty programs with sales of its products as the Company generally provides for an assurance-type warranty when the product is sold. The Company has concluded that these represent assurance-type warranties given that they are not available as a separate option for purchase by the customer and do not represent additional performance obligations within the contract. At the time the product revenue is recognized, the Company records a liability for estimated costs under its warranties. The costs are estimated based on historical experience and anticipated rates of warranty claims. The Company periodically assesses the adequacy of its recorded warranty liability and adjusts the amounts as necessary. While the Company believes that its estimated liability for product warranties is adequate and that the judgment applied is appropriate, the estimated liability for product warranties could differ from future actual warranty costs. Leases A contract contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Control is defined as having both the right to obtain

TerraSource Holdings, LLC and Subsidiaries Notes to the Consolidated Financial Statements 16 substantially all of the economic benefits from use of the asset and the right to direct the use of the asset. Management only reassesses its determination if the terms and conditions of the contract are changed. Leases with an initial term of 12 months or less are not recorded within the accompanying consolidated balance sheet. ROU assets represent the Company’s right to use an underlying asset for the lease term, and lease liabilities represent the Company’s obligation to make lease payments. ROU assets and liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. The Company uses its incremental borrowing rate. The lease term and incremental borrowing rate for each lease requires judgment by management and can impact the classification of leases as well as the value of lease assets and liabilities. ROU assets also includes any lease payments made and excludes any lease incentives. Lease expense for operating leases is recognized on a straight-line basis over the lease term. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise the option. Lease cost for finance leases includes the amortization of the ROU asset, which is amortized on a straight-line basis and recorded to depreciation and amortization and interest expense on the finance lease liability, which is calculated using the effective interest method and recorded to interest expense. The Company has lease agreements with lease and non-lease components, however the Company has elected the practical expedient to account for the lease and non-lease components as a single lease. Fair Value Measurements ASC 820 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that inputs that are most observable be used when available. Observable inputs are inputs that market participants operating within the same marketplace as the Company would use in pricing the Company’s assets or liabilities based on independently derived and observable market data. Unobservable inputs are inputs that cannot be sourced from a broad active market in which assets or liabilities identical or similar to those of the Company are traded. The input hierarchy is broken down into three levels based on the degree to which the exit price is independently observable or determinable as follows: • Level 1: Valuations based on quoted prices in active markets for identical assets or liabilities that the entity has the ability to access. Valuation adjustments and block discounts are not applied to Level 1 instruments. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these products does not entail a significant degree of judgment. • Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data. Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, directly or indirectly. • Level 3: Valuations based on inputs that are unobservable and significant to the overall fair value measurement or for which significant underlying estimates are performed.

TerraSource Holdings, LLC and Subsidiaries Notes to the Consolidated Financial Statements 17 The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires management to make judgments and consider factors specific to the asset or liability. Foreign Currency The reporting currency of the Company and its subsidiaries is the US dollar. Each foreign subsidiary considers its local currency to be its functional currency. Foreign currency-denominated assets and liabilities are translated into U.S. dollars at period-end exchange rates, while revenues and expenses are translated at average rates during the corresponding period and members’ equity accounts are primarily translated at historical exchange rates. Foreign currency translation adjustments are included in the accompanying consolidated statement of operations and comprehensive income, the cumulative effect of such adjustments is included in the members’ equity section of consolidated balance sheet. Gains and losses from currency exchange transactions are recorded in the consolidated statement of operations and comprehensive income. Advertising Costs Costs incurred for producing and communicating advertising are expensed when incurred and included in selling, general and administrative expenses. For the year ended December 31, 2024, advertising expenses amounted to $744,633. Recently Issued Accounting Pronouncements Not Yet Adopted In November 2024, the FASB issued ASU 2024-03, "Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses", which requires entities to disclose specific types of expenses included in the expense captions presented on the face of the income statement, among other disclosures. The new guidance is effective for annual reporting periods beginning after December 15, 2026 and interim reporting periods beginning after December 15, 2027 on a prospective basis, with retrospective application permitted. The Company is currently evaluating the impact this ASU will have on its financial statement disclosures, but this standard will not impact the Company's results of operations, financial position or cash flows. 3. Business Combination On May 31, 2024, the Company acquired the assets of Peninsula Iron Works, an Oregon corporation through its new formed entity PIW TSG, LLC (PIW) for a purchase price of $18,509,242, the purchase price was financed through existing credit facilities and a seller note of $5,500,000 that is payable in full during May 2029. Interest accrues at 8.0% per annum. The acquisition expands the Company’s market share. The acquisition has been accounted for as a business combination under U.S. GAAP whereby assets and liabilities of the Company are measured at fair value as of the acquisition date.

TerraSource Holdings, LLC and Subsidiaries Notes to the Consolidated Financial Statements 18 The purchase price allocation for the acquired assets and liabilities of the Company is as follows: Accounts receivable $ 1,722,187 Inventories 858,557 Property and equipment 4,037,684 Trademark 1,900,000 Customer relationships 5,200,000 Goodwill 4,950,797 Accounts payable (82,258) Customer deposits (77,725) Total identifiable net assets acquired $ 18,509,242 Goodwill is attributable to the market share of the acquired business and the significant synergies expected to arise after the Company’s acquisition of Peninsula Iron Works. The acquired trademark has a weighted average amortization period of 19 years, and customer relationships have a weighted average amortization period of 9 years. Costs related to the acquisition, which include legal, accounting, and valuation fees, in the amount of $245,500 have been charged directly to operations and are included in other expense, net in the consolidated statement of operations and comprehensive income. 4. Cash and Cash Equivalents The Company maintains its cash with multiple different U.S. and foreign financial institutions. Balances in these accounts may periodically exceed federally insured limits. Restricted Cash Restricted cash represents guarantees represented by JR Sweden to certain customers resulted from contracts with those customers, the restricted cash is maintained in the company’s bank account and restricted by the bank through March 2027. Total restricted cash was $187,271 at December 31, 2024.

TerraSource Holdings, LLC and Subsidiaries Notes to the Consolidated Financial Statements 19 5. Contract Assets and Liabilities A summary of contracts in progress was as follows as of December 31, 2024: Costs on contracts in progress $ 7,848,727 Estimated earnings 6,819,201 Contract revenue earned on uncompleted contracts 14,667,928 Less: billings to date 6,294,784 Contract assets, net $ 8,373,144 Presented in the consolidated balance sheet as of December 31, 2024: Contract assets $ 8,661,107 Contract liabilities 287,963 Contract assets, net $ 8,373,144 6. Inventories Inventories consisted of the following at December 31, 2024: Raw materials $ 13,645,793 Work-in-progress 97,670 Finished goods 27,895,436 41,638,899 Less: reserve (4,364,879) Inventories, net $ 37,274,020 In conjunction with acquisition of PIW (see note 3 on Business Combinations), the Company recorded an increase to inventory of approximately $859,000 to reflect the fair market value as of the acquisition date.

TerraSource Holdings, LLC and Subsidiaries
Notes to the Consolidated Financial Statements

7. Property and Equipment

Property and equipment consisted of the following at December 31, 2024:

Land	$	1,190,195
Building and improvements		7,627,197
Computer software and equipment		1,584,750
Furniture and fixtures		90,626
Machinery and equipment		11,882,298
Vehicles		1,102,107
Construction in progress		1,038,279
		24,515,452
Less: accumulated depreciation		(5,661,458)
Property and equipment, net	$	18,853,994

Depreciation expense for the year ended December 31, 2024 totaled $2,116,750.

8. Goodwill and Intangible Assets

The following summarizes changes to goodwill during the year ended December 31, 2024:

	TerraSource Global Corporation	Peninsula Iron Works	Total
Balance, January 1, 2024	$ 21,290,768	$ -	$ 21,290,768
PIW Acquisition	-	4,950,797	4,950,797
Goodwill, December 31, 2024	$ 21,290,768	$ 4,950,797	$ 26,241,565

The Company has not recorded any impairments to goodwill during 2024, nor has any accumulated impairments.

The following summarizes the Company's intangible assets as of December 31, 2024:

	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
Trade Names and Trademarks	$ 8,900,000	$ (706,667)	$ 8,193,333
Customer Relationships	10,380,000	(1,220,071)	9,159,929
Technology	1,356,695	(523,562)	833,133
Total	$ 20,636,695	$(2,450,300)	$ 18,186,395

20

TerraSource Holdings, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

Amortization expense for each of the five successive fiscal years is as follows:

2025	$	1,573,380
2026		1,573,380
2027		1,573,380
2028		1,454,547
2029		1,431,151
Thereafter		10,580,557
Total	$	18,186,395

Amortization of intangible assets totaled $1,290,352 for the period ended December 31, 2024.

9. Line of Credit

During January 2023, the Company entered into a revolving line of credit agreement with a bank. Portions of the loan bear interest at either the secured the overnight financing rate (SOFR) rate plus a margin based on the Company's leverage ratio (7.05% at December 31, 2024) or the Wall Street Journal (WSJ) prime rate plus a margin based on the Company's leverage ratio (9.0% at December 31, 2024) The effective interest rate during the year ended December 31, 2024 was 9.4%. The line of credit has maximum available borrowings of an aggregate principal not exceeding the amount of lender's revolver commitment of $21,500,000 and matures January 2028. So long as no default or event of default has occurred, the Company may request an increase in the aggregate revolver commitment by an amount not exceeding $10,000,000 provided that any such request for an increase shall be in a minimum amount of $5,000,000. The line of credit is secured by all assets owned by the Company. The agreement requires compliance with certain financial covenants with which the Company was in compliance as of December 31, 2024. The line of credit had a balance of $14,562,706 as of December 31, 2024, including $12,000,000 based on the SOFR-based rate, and $2,562,706 based on the WSJ-based rate. The availability under the line of credit was $6,937,294 as of December 31, 2024.

10. Notes Payable

		2024
During January 2023, in connection with acquiring the outstanding limited liability company membership interests of Elgin the Company entered into a credit agreement with a lender for a term loan. The loan will bear interest at the secured overnight financing rate (SOFR) margin rate plus 2.6% (7.15% at December 31, 2024). The loan matures January of 2028 and requires monthly principal and interest payments on the first of each month of $83,614. The agreement requires compliance with certain financial covenants with which the Company was in compliance as of December 31, 2024.	**$**	**8,031,088**

21

TerraSource Holdings, LLC and Subsidiaries Notes to the Consolidated Financial Statements 22 2024 On October 22, 2021, Right Lane Industries LLC (RLI) acquired a majority interest and full operational control of the Company for a purchase price of approximately $25,600,000. The purchase price was financed as a seller note and is payable in full during October 2026. Interest accrues at 7.0% per annum for the first 24 months and 8.0% per annum thereafter and is payable on a semi-annual basis commencing October 2023 and shall be paid by capitalizing the amount of such interest by adding such amount to the principal. If the Company enters into a credit facility with a senior lender, and such lender enters into a subordination agreement with the holder of the seller note, interest during the first 24 months shall be reduced to 6.0% per annum. The seller note is secured by substantially all assets of the Company. 31,928,354 On acquiring PIW (See Note 3), the purchase price was financed partially by a seller note of $5,500,00 that is payable in full, including accrued and unpaid interest during May 2029. Interest accrues at 8.0% per annum and shall be paid by capitalizing the amount of such interest by adding such amount to the principal. 5,724,694 On acquiring Elgin, the Company assumed a loan of $425,248 that was prior to acquisition obtained by Elgin for a building in August of 2017. There is no interest payable on the loan. The loan matures in August of 2032 and requires monthly principal of $2,917. 268,333 During May 2024, the Company made additional borrowings to finance the purchase price of PIW with the existing lender through term loan. The loan will bear interest at the secured overnight financing rate (SOFR) margin rate plus 3.6% (8.15% at December 31, 2024). The loan matures May of 2027 and requires monthly principal and interest payments on the first of each month of $194,444. The agreement requires compliance with certain financial covenants with which the Company was in compliance as of December 31, 2024. 5,833,334 Other equipment and vehicles loans with interest rates range from 6.85% to 7.43%. All loans mature by August 2029. 650,367 Long-term debt 52,436,170 Less current portion 3,439,356 Long-term portion $ 48,996,814

TerraSource Holdings, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

The aggregate future repayments required for the loans existing at December 31, 2024 are as follows:

2025	$ 3,439,356
2026	3,444,434
2027	2,283,228
2028	37,068,401
2029	5,808,453
Thereafter	392,298
Total	$ 52,436,170

11. Leases Commitments

Operating Lease Commitments

The Company has operating leases primarily relating to offices and facilities. The Company's leases have remaining lease terms of 1 year to 5 years.

Future minimum annual payments for leases are as follows:

	Finance	Operating	Total
2025	$ 25,077	$ 2,296,338	$ 2,321,415
2026	25,077	1,971,067	1,996,144
2027	25,077	1,956,063	1,981,140
2028	17,607	1,185,157	1,202,764
2029	-	422,066	422,066
Total lease payments	92,838	7,830,691	7,923,529
Less: imputed interest expense	(8,964)	(1,059,935)	(1,068,899)
Total lease liabilities	$ 83,874	$ 6,770,756	$ 6,854,630

The following summarizes the components of lease expense which is included in the general and administrative expenses in the statement of operations and comprehensive income for the year ended December 31, 2024:

Operating lease cost	$ 2,052,768
Short term lease cost	181,424
Total operating lease expense	$ 2,234,192

Finance Lease Commitments

Lease cost for finance leases includes the amortization of the ROU asset, which is amortized on a straight-line basis and recorded to depreciation and amortization and interest expense on the

23

TerraSource Holdings, LLC and Subsidiaries Notes to the Consolidated Financial Statements 24 finance lease liability, which is calculated using the effective interest method and recorded to interest expense. The Company leases various equipment (Forklifts) under finance leases for use by the manufacturing facilities. These leases are for four years and expire at various dates through September 2028. Monthly payments on those leases are $2,090. The Company recognized rent expense associated with finance leases as follows: Year ended December 31, 2024 Finance lease cost: Amortization of ROU assets $ 6,692 Interest on lease liabilities 1,461 Total Finance Lease Cost $ 8,153 The following summarizes additional information related to leases for the year ended December 31, 2024: Amount Cash paid for amounts included in the measurement of lease liabilities: Operating cash flows from operating leases $ 1,879,058 Financing cash flows from finance leases 4,318 Operating cash flows from finance leases 1,062 Non-cash investing and financing activities: New finance lease liabilities 87,793 New operating lease liabilities 3,981,444 Weighted-average remaining lease term in years for operating leases 3.71 Weighted-average discount rate for operating leases 8.68% Weighted-average remaining lease term in years for finance leases 3.7 Weighted-average discount rate for finance leases 5.73% 12. Revenues Revenues within the accompanying statement of income were recognized as follows for the period ended December 31, 2024: Over time $ 46,180,063 Point in time 118,082,737 Revenues, net $ 164,262,800 13. Related Party – Management Fee Arrangement For the period ended December 31, 2024, RLI charged the Company a management fee in exchange for certain management, consulting and advisory services. Management fee expense amounted to $2,045,268 for the period ended December 31, 2024, and is included within general, administrative

TerraSource Holdings, LLC and Subsidiaries Notes to the Consolidated Financial Statements 25 and other expenses in the accompanying consolidated statement of operations and comprehensive income. Subsequent to the first six months following the acquisition of the Company, the management fee is calculated as 8.75% of EBITDA and is payable monthly in arrears. See Note 10 for the Seller note of $25,600,000 that was obtained for financing the acquisition by RLI. The note payable, including capitalized interest, had a balance of $31,928,354 as of December 31, 2024. 14. Income Taxes The components of the provision for income taxes are as follows: Current provision (benefit): Federal $ 2,081,270 State and local 748,665 Foreign 1,179,464 Total current provision (benefit) 4,009,399 Deferred provision: Federal 483,665 State and local 97,097 Foreign 5,503 Total deferred provision (benefit) 586,265 Total income tax provision (benefit) $ 4,595,664 Income from continuing operations before income tax expense for the year ended December 31, 2024 is comprised of the following: United States $ 9,461,582 Other than United States 3,842,625 Income before income tax expense $ 13,304,207

TerraSource Holdings, LLC and Subsidiaries Notes to the Consolidated Financial Statements 26 The provision for income taxes differed from expected income tax expense based on the U.S. statutory federal income tax rate due to the following for the period ended December 31, 2024: Provision (benefit) for income taxes at 21% rate $ 2,793,883 Income not subject to federal income taxes 15,820 Permanent differences and other (70,087) Uncertain tax positions (13,617) State taxes, net of federal benefit 797,923 Tax credits (115,094) Foreign income tax provision (benefit) 369,525 Valuation allowance 459,260 Other 331,051 Total provision (benefit) $ 4,595,664 Deferred income taxes recorded in the accompanying balance sheet consisted of the following as of December 31, 2024: Deferred tax assets: Allowance for doubtful accounts $ 49,700 Inventory 358,235 State and local net operating loss 4,990 Credit carryforwards 11,987 Accrued bonuses 178,011 Accrued vacation 10,154 Other accrued expenses 119,585 Contingent liability 35,316 UNICAP 126,557 Section 174 158,358 Lease liability 326,935 Applicable high-yield discount obligation 1,140,246 Warranty reserve 60,030 Gross deferred tax assets 2,572,891 Less valuation allowance (867,115) Total deferred tax assets (after valuation allowance) 1,705,776 Deferred tax liabilities: Property and equipment 945,476 Right of use asset 307,856 Intangible assets 704,382 481(a) adjustment 129,021 Other 119,499 Gross deferred tax liabilities 2,206,234 Total deferred tax asset (liability), net $ (500,458)

TerraSource Holdings, LLC and Subsidiaries Notes to the Consolidated Financial Statements 27 The Company’s valuation allowance was $867,115 as of December 31, 2024. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon generation of future taxable income during the period in which those temporary differences become deductible. The Company considers the scheduled reversal of deferred tax liabilities, projected future taxable income, taxable income in carryback years, and tax planning strategies when making this assessment. The valuation allowance recorded for the period ended December 31, 2024 was attributable to uncertainty regarding the future tax benefits of its Applicable High-Yield Discount Obligation (“AHYDO”) deferred tax asset. For taxable years beginning after January 1, 2018, taxpayers are subjected to the global intangible low-taxed income provisions, or GILTI provisions. The GILTI provisions require the Company to currently recognize in U.S. taxable income a deemed dividend inclusion of foreign subsidiary earnings in excess of an allowable return on the foreign subsidiary’s tangible assets. The ability to benefit from a deduction and foreign tax credits against a portion of the GILTI income may be limited under the GILTI rules as a result of the utilization of net operating losses, foreign sourced income, and other potential limitations within the foreign tax credit calculation. For the year ended December 31, 2024, the Company recorded an income tax charge of zero related to GILTI. The Company has made an accounting policy election to recognize the impacts of GILTI within the period incurred. Therefore, no U.S. deferred taxes are provided on GILTI inclusions of future foreign subsidiary earnings. During the ordinary course of business, there are many transactions and calculations for which the ultimate tax determination is uncertain. The Company establishes reserves for tax-related uncertainties based on estimates of whether, and the extent to which, additional taxes will be due. These reserves are established when the Company believes that certain positions might be challenged despite its belief that its tax return positions are fully supportable. The Company adjusts these reserves in light of changing facts and circumstances, such as the outcome of tax examinations. As of year ended December 31, 2024, the Company did not have a reserve for uncertain tax positions. The Company asserts that its earnings from its non-US subsidiary are permanently reinvested. As such, the Company has recorded no deferred income taxes. The Company will continue to monitor its global working capital needs and cash requirements each period. 15. Employee Retirement Plans The Company maintains a 401(k) plan (the 401(k) Plan) for the benefit of all full-time employees. Employees may make voluntary contributions to the 401(k) Plan. The Company has the option, but not the requirement, of contributing to the 401(k) Plan. The Company’s contributions for the year ended December 31, 2024 totaled $912,788. 16. Contingencies From time to time the Company may be subject to lawsuits, disputes and other charges from current or former employees, service providers and others. In the opinion of management, any open matters will not have a material effect upon the consolidated financial position, results of operations or cash flows of the Company.

TerraSource Holdings, LLC and Subsidiaries Notes to the Consolidated Financial Statements 28 Subsequent to December 31, 2024, during January 2025, the Company received proceeds of $5,191,495 from its insurance provider for a claim related to ongoing litigation that was filed in January of 2024. 17. Subsequent Events Subsequent events are defined as events or transactions that occur after the balance sheet date, but before the consolidated financial statements are issued or are available to be issued. Management has evaluated subsequent events through September 9, 2025, the date on which the consolidated financial statements were available to be issued. On July 1, 2025, the Company was acquired by Astec Industries, Inc. for a purchase price of $256.4 million in cash, subject to customary purchase price adjustments.